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                                                                  EXHIBIT 10.8.6

           Arthur J. Gallagher & Co. and AJG Financial Services, Inc.
                       Sixth Amendment to Credit Agreement


Harris Trust and Savings Bank                 Citibank, N.A.
Chicago, Illinois                             New York, New York

Bank of America, N.A.                         LaSalle Bank National Association
Chicago, Illinois                             Chicago, Illinois

The Northern Trust Company
Chicago, Illinois

Ladies and Gentlemen:

     This Sixth Amendment to Credit Agreement dated as of April 23, 2002, but effective as of March 31, 2002 (herein, the "Amendment"), is entered into by and between the undersigned, Arthur J. Gallagher & Co, a Delaware corporation ("Gallagher"), AJG Financial Services, Inc., a Delaware corporation ("AJG"; Gallagher and AJG being referred to herein collectively as the "Borrowers" and individually as a "Borrower"), Citibank, N.A., Bank of America, N.A., LaSalle Bank National Association, The Northern Trust Company and Harris Trust and Savings Bank, individually and as Agent (the "Agent"). Reference is hereby made to that certain Credit Agreement dated as of September 11, 2000, as amended, between the Borrowers, the Banks and the Agent (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Borrowers desire to modify certain financial covenants and make certain other amendments to the Credit Agreement, and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

Section 1.   Amendments.

     Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended (effective as of March 31, 2002) as follows:

             1.1. Section 6.1 of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order:

             ""Birchwood" means Birchwood Acres Limited Partnership, LLP, a limited partnership.

             "Capitalization" means, at any time the same is to be determined, the sum of Funded Debt and Net Worth.

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            "Two Pierce" means HP Itasca Two Pierce L.L.C., a limited
            liability company."

            1.2. Section 9.5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

            "Section 9.5. Financial Reports. The Borrowers shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Bank and their duly authorized representatives such information respecting the business and financial condition of the Borrowers and their Subsidiaries as the Agent or such Bank may reasonably request; and without any request, shall furnish to the Agent and the Banks:

                  (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter accounting period of Gallagher, a copy of the consolidated balance sheet of each Borrower and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of each Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by each Borrower in accordance with GAAP and certified to by its President or Chief Financial Officer or Vice President and Treasurer;

                  (b) as soon as available, and in any event within 90 days after the close of each annual accounting period of Gallagher, a copy of the consolidated balance sheet of Gallagher and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings and cash flows of Gallagher and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by Gallagher and satisfactory to the Required Banks, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Gallagher and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in

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            accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                 (c) as soon as available, and in any event within 45 days after the close of each fiscal quarter accounting period of Gallagher, a listing of Gallagher's investments accounted for under the equity method of accounting and each of these investments' contingent commitments, each in reasonable detail and prepared by Gallagher in accordance with GAAP and certified to by its President or Chief Financial Officer or Vice President and Treasurer;

                 (d) as soon as available, and in any event within 45 days after the close of each fiscal quarter accounting period of Gallagher and within 90 days after the close of each annual accounting period of Gallagher, a summary of the assets and liabilities of Gallagher's investments accounted for under the equity method of accounting, in reasonable detail and prepared by Gallagher in accordance with GAAP and certified to by its President or Chief Financial Officer or Vice President and Treasurer;

                 (e) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

                 (f) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of either Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

                 (g) promptly after the sending or filing thereof, a copies of all proxy statements, financial statements and reports which each Borrower sends to its shareholders, and copies of all regular, periodic and special reports and all registration statements which either Borrower files with the Securities and Exchange Commission or any successor thereto or with any national securities exchange; and

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                  (h)  promptly after knowledge thereof shall have come to
            the attention of any responsible officer of either Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against either Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of either Borrower or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

            Each of the financial statements furnished to the Agent and the Banks pursuant to subsections (a) and (b) of this Section shall be accompanied by a Compliance Certificate signed by the President, the Chief Financial Officer or the Vice President and Treasurer of Gallagher to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrowers to remedy the same. Such Compliance Certificate shall also (i) set forth the calculations supporting such statements in respect of Sections 9.7, 9.8, 9.9 and 9.12 of this Agreement and (ii) contain a "deconsolidating" balance sheet and income statement (in a form reasonably acceptable to the Agent) detailing the impact on Gallagher of removing the equity investments in Birchwood and Two Pierce from the consolidated financial statements of Gallagher as of the applicable compliance reporting date and also detailing the net effect of such removal on the calculation of the financial covenants set forth in Sections 9.7, 9.8 and 9.9 hereof."

            1.3. Section 9.7 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

            "Section 9.7. Net Worth. Gallagher shall not at any time permit its Net Worth to be less than $325,000,000 plus 50% of Net Income for each fiscal year (if positive for such year) completed as of the date of determination, commencing with the fiscal year ending December 31, 2002."

            1.4. Section 9.8 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

            "Section 9.8. Funded Debt to Capitalization Ratio. Gallagher shall not at any time permit the ratio of Funded Debt to Capitalization to be more than 0.40 to 1.0. For purposes of

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            determining Gallagher's compliance with this Section, Funded
            Debt shall be deemed to exclude any Indebtedness for Borrowed Money which is not a legal obligation of Gallagher and which is associated with Gallagher's equity investments in Birchwood and Two Pierce as shown on Gallagher's most recent quarterly financial statements."

            1.5. Section 9.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

            "Section 9.9. Fixed Charge Coverage Ratio. Gallagher shall, as of the last day of each of its fiscal quarters ending during the periods set forth below, maintain its Fixed Charge Coverage Ratio for the four fiscal quarters then ended at not less than:

                                                            Fixed Charge
                                                           Coverage Ratio
                    From and              To and            shall not be
                   Including:           Including:            less than:

                     10/1/01             12/31/01            1.50 to 1.0
                      1/1/02              3/31/02            1.25 to 1.0
                      4/1/02        all times thereafter     1.50 to 1.0

            For purposes of determining Gallagher's compliance with this Section, the figures used to calculate the Fixed Charge Coverage Ratio will be adjusted to exclude from EBITDAR, Capital Expenditures, Restricted Payments, or Indebtedness for Borrowed Money, as appropriate, any portion of those respective consolidated totals which are associated with Birchwood or Two Pierce, provided that the Indebtedness for Borrowed Money associated with Gallagher's investments in Birchwood and Two Pierce and which is part of this consolidation is not a legal obligation of Gallagher"

            1.6. Section 9.10 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

            "Section 9.10. Indebtedness for Borrowed Money. The Borrowers shall not, nor shall they permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

                  (a)  the Obligations;

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                           (b) purchase money indebtedness and Capitalized Lease
                  Obligations secured by Liens permitted by Section 9.11(d) hereof in an amount not to exceed $25,000,000 at any one time outstanding for the Borrowers and their Subsidiaries in the aggregate;

                           (c) Indebtedness for Borrowed Money which is not a
                  legal obligation of Gallagher and which is associated with Gallagher's equity investments in Birchwood and Two Pierce as shown on Gallagher's most recent quarterly financial statements; and

                           (d) Indebtedness for Borrowed Money other than that
                  which is permitted by either of the foregoing subsections (a) or (b) or (c) provided such Indebtedness does not exceed $25,000,000 at any time outstanding for the Borrowers and their Subsidiaries in the aggregate."

                  1.7. Section 9.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "Section 9.12. Investments, Acquisitions, Loans, Advances and Guaranties. Neither Borrower shall, nor shall they permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances, advances for relocation and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another (other than Letters of Credit issued hereunder), or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

                           (a) investments in direct obligations of the United
                  States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

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                           (b) investments in commercial paper rated at least
                  P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

                           (c) investments in certificates of deposit issued by
                  any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

                           (d) investments in money market funds that invest
                  solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b) and (c) above;

                           (e) endorsement of items for deposit or collection of
                  commercial paper received in the ordinary course of business;

                           (f) investments for which the projected tax credits
                  exceed the cost of such investments;

                           (g) investments in hedge funds;

                           (h) loans to employees not exceeding $15,000,000 at
                  any one time outstanding for the Borrowers and their Subsidiaries in the aggregate;

                           (i) intercompany loans and advances between the
                  Borrowers and guaranties by either Borrower of the obligations of the other provided that such underlying obligations are not prohibited under the terms of this Agreement;

                           (j) (i) investments in real estate limited
                  partnerships not included in subsection (f) above, (ii) equity investments (including investments in preferred and common stock) and (iii) investments, guarantees and contingent obligations which are not specifically permitted by subsections (a) through (i) above or by the foregoing clauses
                  (i) or (ii) of this subsection (j), provided that, (x) the aggregate amount of all such investments under this subsection
                  (j) does not at any time exceed 90% of Net Worth as then determined and computed, (y) the aggregate amount of the relevant Borrower's or Subsidiary's initial investment in any single asset does not exceed $25,000,000 and (z) the investment in any such asset (computed as of any time subsequent to the one year anniversary date of the initial investment in such asset) does not exceed $50,000,000 unless the Required Banks have consented in writing; and

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                           (k) acquisitions of all or substantially all of the
                  assets or business of any other Person or division thereof, or all or any part of the Voting Stock of or other equity interest in any Person (including as such an acquisition, any action to participate as a joint venturer in any joint venture or as a partner in any partnership), in each case if and so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock or other equity interest is being so acquired has approved the terms of such acquisition and (iii) such acquisition involves a line of business which is complementary to the lines of business in which the Borrower or the Subsidiary, as the case may be, making such acquisition is engaged on the Effective Date.

                  In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby."

                  1.8. The Attachment to the form of Compliance Certificate appearing on Exhibit J to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Annex I attached hereto.

Section 2.        Conditions Precedent.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  2.1. The Borrowers and the Required Banks shall have executed and delivered this Amendment.

                  2.2. The Borrowers shall have paid to the Agent, for the ratable benefit of those Banks which have executed this Amendment as of the date hereof, an amendment fee in an amount agreed to between the Agent and the Borrowers.

                  2.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 3.        Representations.

         In order to induce the Agent and the Banks to execute and deliver this Amendment, the Borrowers hereby represent to the Agent and the Banks that as of the date hereof the

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representations and warranties set forth in Section 7 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 7.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Agent and the Banks) and the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.        Miscellaneous.

        4.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        4.2. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.

        4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                  [Remainder of Page Intentionally Left Blank]

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         This Sixth Amendment to Credit Agreement is entered into as of the date and year first above written.

                                        Arthur J. Gallagher & Co.


                                        By   /s/ Jack H. Lazzaro
                                             -----------------------------------
                                             Name:  Jack H. Lazzaro
                                                    ----------------------------
                                             Title: Vice President & Treasurer
                                                    ----------------------------


                                        AJG Financial Services, Inc.


                                        By   /s/ Jack H. Lazzaro
                                             -----------------------------------
                                             Name:  Jack H. Lazzaro
                                                    ----------------------------
                                             Title: Vice President and CFO
                                                    ----------------------------

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Accepted and agreed to.
                                              Harris Trust and Savings Bank,
                                                      individually and as Agent


                                              By /s/ Len E. Meyer
                                                 ------------------------------
                                                 Name  Len E. Meyer
                                                       ------------------------
                                                 Title Vice President
                                                       ------------------------


                                              Citibank, N.A.


                                              By /s/ Peter C. Bickford
                                                 ------------------------------
                                                 Name  Peter C. Bickford
                                                       ------------------------
                                                 Title Vice President
                                                       ------------------------


                                              Bank of America, N.A.


                                              By /s/ Mehul Mehta
                                                 ------------------------------
                                                 Name  Mehul Mehta
                                                       ------------------------
                                                 Title Vice President
                                                       ------------------------


                                              LaSalle Bank National Association


                                              By /s/ Kyle Freimuth
                                                 ------------------------------
                                                 Name  Kyle Freimuth
                                                       ------------------------
                                                 Title Vice President
                                                       ------------------------


                                              The Northern Trust Company


                                              By /s/ Eric Dybing
                                                 ------------------------------
                                                 Name  Eric Dybing
                                                       ------------------------
                                                 Title Second Vice President
                                                       ------------------------

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